2018 Annual Shareholder Meeting May 22, 2018

Forward-looking statements As a reminder, we will be presenting certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, during this presentation which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this presentation are made as of the date of this presentation, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press  release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018. No undue reliance should be placed on any forward-looking  statements.

Contents Corporate Structure 2017 Highlights Operations and Financial Results

Corporate Structure

Contents Corporate Structure 2017 Highlights Operations and Financial Results

2017 Highlights Positive Premium Growth Successful Geographic Expansion

Positive Premium Growth Written Premium

Successful Geographic Expansion Current States of Operation Licenses States Not yet Operational

Contents Corporate Structure 2017 Highlights Operations and Financial Results

	2017	2016	2015
Net premiums earned	$44,213,271	$42,611,365	$40,219,861
Net investment income	2,632,498	1,967,938	1,332,520
Net realized investment gains	1,064,577	249,923	80,527
Other-than-temporary impairment losses	(57,316)	(212,731)	—
Other income	325,127	254,447	189,902
Consolidated revenues	48,178,157	44,870,942	41,822,810
Losses and settlement expenses	29,009,833	24,344,551	23,800,514
Policy acquisition costs and other operating expenses	17,307,700	15,848,547	14,555,411
Interest expense on debt	225,379	226,095	136,295
General corporate expenses	555,109	464,383	314,120
Total expenses	47,098,021	40,883,576	38,806,340
Earnings before income taxes	1,080,136	3,987,366	3,016,470
Income tax expense:
Current	197,200	986,066	461,567
Deferred	175,085	190,903	400,175
Total income tax expense	372,285	1,176,969	861,742
Net earnings	$707,851	$2,810,397	$2,154,728

Other comprehensive earnings (loss), net of tax	$706,414	$624,078	$(1,023,847)
Comprehensive earnings	$1,414,265	$3,434,475	$1,130,881

Operations and Financial Results Income Statement Year Ended December 31

	2017	2016	2015
Assets
Investments and cash:
Available for sale securities, at fair value
Fixed maturity securities	$89,605,073	$64,134,023	$65,195,308
Common stocks	8,534,109	6,982,547	8,884,951
Preferred stocks	3,867,429	2,798,413	—
Property held for investment, at cost, net of accumulated depreciation of	3,126,566	2,207,424	561,051
Cash and cash equivalents	6,876,519	4,376,847	2,179,511
Total investments and cash	112,009,696	80,499,254	76,820,821
Accrued investment income	687,453	524,156	580,786
Premiums and reinsurance balances receivable, net	19,013,262	17,479,487	15,637,909
Ceded unearned premiums	274,972	270,751	57,304
Reinsurance balances recoverable on unpaid losses and settlement expenses, net	10,029,834	12,114,998	19,535,058
Federal income taxes	922,405	1,037,506	2,173,858
Deferred policy acquisition costs, net	4,592,415	4,162,927	3,982,734
Property and equipment, at cost, net of accumulated depreciation of	3,503,904	3,719,535	3,680,048
Other assets	1,301,420	2,351,347	904,864
Total assets	$152,335,361	$122,159,961	$123,373,382
Liabilities and Equity
Liabilities:
Unpaid losses and settlement expenses	$51,074,126	$52,817,254	$61,055,626
Unearned premiums	26,555,582	24,777,712	23,948,476
Reinsurance balances payable	327,483	109,790	—
Corporate debt	4,339,208	3,786,950	3,273,560
Accrued expenses	4,274,002	4,827,042	4,096,190
Other liabilities	1,663,415	2,241,003	833,795
Total liabilities	88,233,816	88,559,751	93,207,647
Equity:
Common stock	35,000	—	—
Additional paid-in capital	32,333,290	—	—
Accumulated other comprehensive earnings, net of tax	2,227,069	1,154,175	530,097
Retained earnings	32,787,406	32,446,035	29,635,638
Less: Unearned Employee Stock Ownership Plan shares at cost3	(3,281,220)	—	—
Total equity	64,101,545	33,600,210	30,165,735
Total liabilities and equity	$152,335,361	$122,159,961	$123,373,382

Operations and Financial Results Balance Sheet - Year Ended December 31

Operations and Financial Results Performance Combined Ratio by Product Line (net incurred including IBNR to Net earned w Expense load) last 3 years Through 12/31/2017 12/31/2016 12/31/2015 BP BL LL WC UL All 137.8% 102.3% 87.0% 72.2% 28.5% 101.9% 110.6% 106.7% 81.7% 78.9% 49.5% 94.7% 91.7% 108.7% 91.2% 99.7% 38.9% 95.1%

Operations and Financial Results Performance Combined Ratio by State (net incurred including IBNR to Net earned w Expense load) last 3 years Through 12/31/2017 12/31/2016 12/31/2015 IA IL IN MN MO WI OH KS CO All 97.6% 111.0% 105.2% 85.1% 104.5% 81.7% 180.9% 91.5% 48.5% 101.9% 67.1% 115.3% 81.6% 88.9% 80.0% 143.4% 0.0% 94.7% 90.0% 102.4% 110.1% 86.8% 86.2% 64.5% 95.1%

Operations and Financial Invest Assets Balanced Distribution Holdings by sector high-quality portfolio investment credit quality Sovereign corporate mbs cmo / rmbs abs cmbs municipal preferred common stock cash AAA / AA A BBB BB 2017 2016

Questions

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